EX 99.28(h)(2)(vi)

Amendment to

Amended and Restated Transfer Agency Agreement

Between JNL Variable Fund LLC and Jackson National Asset Management, LLC

This Amendment is by and between JNL Variable Fund LLC, a Delaware limited liability company (“Fund”), and Jackson National Asset Management, LLC, a Michigan limited liability company (“JNAM”).

Witnesseth

Whereas, the Fund and JNAM entered into an Amended and Restated Transfer Agency Agreement dated February 28, 2012, as amended (“Agreement”).

Whereas, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate fund of shares (each a “fund”) of the Fund.

Whereas, the following fund merger and fund name changes have been approved by the Board of Managers of the Fund:

Fund Merger:

JNL/Mellon Capital 25 Fund of JNL Variable Fund LLC into the JNL/S&P 4 Fund of JNL Series Trust;

Fund Name Changes:

JNL/Mellon Capital Global 15 Fund to JNL/Mellon Capital Global 30 Fund; and
JNL/Mellon Capital DowSM 10 Fund to JNL/Mellon Capital Dow Index Fund.

Whereas, pursuant to the approval of the fund merger and fund name changes, as outlined above, the parties have agreed to amend Schedule A of the Agreement to:

-	remove the JNL/Mellon Capital 25 Fund and its respective fees; and
-	change the two fund names, as outlined above.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 28, 2015, attached hereto.

In Witness Whereof, the parties have caused this Amendment to be executed as of this 17th day of August 2015, effective September 28, 2015.

Attest:	JNL Variable Fund LLC

/s/ Norma M. Mendez	By:	/s/ Kristen K. Leeman
Norma M. Mendez	Name:	Kristen K. Leeman
	Title:	Assistant Secretary

Attest:	Jackson National Asset Management, LLC

	By:	/s/ Mark D. Nerud
/s/ Norma M. Mendez	Name:	Mark D. Nerud
Norma M. Mendez	Title:	President and CEO

Schedule A
Dated September 28, 2015
(List of Funds)

Funds

JNL/Mellon Capital Dow Index Fund
JNL/Mellon Capital Global 30 Fund
JNL/Mellon Capital Nasdaq® 25 Fund
JNL/Mellon Capital S&P® 24 Fund
JNL/Mellon Capital S&P® SMid 60 Fund
JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital Communications Sector Fund
JNL/Mellon Capital Consumer Brands Sector Fund
JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Oil & Gas Sector Fund
JNL/Mellon Capital Technology Sector Fund

A-1